Herman Miller, Inc. Supplemental Financial Data
Twelve Months Ended June 3, 2017
(Unaudited) ($ in millions except per share data and square footage metrics)

Earnings Release Data Supplement

Herman Miller, Inc. (together with its consolidated subsidiaries, the "company", "we", "our" or "us") provides this supplement to assist investors in evaluating the company's financial and operating results and metrics. We suggest that the narratives to each of the tables included in this supplement be read in conjunction with the financial tables. The financial information included in this supplement contains certain non-GAAP financial measures, as explained in more detail in Section II below.

Herman Miller, Inc. Supplemental Financial Data
Twelve Months Ended June 3, 2017
(Unaudited) ($ in millions except per share data and square footage metrics)

I. Operating Segment Information

The table below summarizes select financial information, for the periods indicated, related to each of the company’s reportable operating segments. The North American Furniture Solutions segment includes the operations associated with the design, manufacture, and sale of furniture products for work-related settings, including office, education, and healthcare environments, throughout the United States and Canada. The business associated with the company's owned contract furniture dealers is also included in the North American Furniture Solutions segment. The ELA Furniture Solutions segment includes EMEA, Latin America, and Asia-Pacific. ELA includes the operations associated with the design, manufacture, and sale of furniture products, primarily for work-related settings, in these aforementioned geographic regions. The Specialty segment includes the operations associated with the design, manufacture, and sale of high-craft furniture products and textiles including Geiger wood products, Maharam textiles and Herman Miller Collection products. The Consumer segment includes operations associated with the sale of modern design furnishings and accessories to third party retail distributors, as well as direct to consumer sales through eCommerce and Design Within Reach retail studios. The Corporate category consists primarily of unallocated corporate expenses including, if applicable to the periods shown, acquisition-related costs, and other unallocated corporate costs.

	Three Months Ended			Twelve Months Ended
Net Sales	6/3/2017	5/28/2016	% change	6/3/2017	5/28/2016	% change
North America	$337.8	$332.9	1.5%	$1,342.2	$1,331.8	0.8%
ELA	92.6	110.5	(16.2)%	385.5	412.6	(6.6)%
Specialty	56.8	61.6	(7.8)%	232.4	231.8	0.3%
Consumer	90.0	77.6	16.0%	318.1	288.7	10.2%
Corporate	—	—	n/a	—	—	n/a
Total	$577.2	$582.6	(0.9)%	$2,278.2	$2,264.9	0.6%

Operating Earnings (Loss)
North America	$35.4	$39.2	(9.7)%	$137.7	$152.0	(9.4)%
ELA	7.6	14.6	(47.9)%	30.8	35.3	(12.7)%
Specialty	4.2	4.5	(6.7)%	17.7	16.4	7.9%
Consumer	2.9	(1.2)	n/a	5.3	8.1	(34.6)%
Corporate	(0.3)	(0.5)	n/a	(0.7)	(0.3)	n/a
Total	$49.8	$56.6	(12.0)%	$190.8	$211.5	(9.8)%

Operating Earnings % Net Sales
North America	10.5%	11.8%		10.3%	11.4%
ELA	8.2%	13.2%		8.0%	8.6%
Specialty	7.4%	7.3%		7.6%	7.1%
Consumer	3.2%	(1.5)%		1.7%	2.8%
Corporate	n/a	n/a		n/a	n/a
Total	8.6%	9.7%		8.4%	9.3%

II. Non-GAAP Financial Measures

This presentation contains certain non-GAAP financial measures such as Adjusted Earnings per Share, Adjusted EBITDA and Organic Growth (Decline). Adjusted EBITDA is calculated by excluding depreciation and amortization from operating earnings and including other income and expenses. Organic Growth (Decline) represents the change in sales and orders, excluding currency translation effects and the impacts of acquisitions, divestitures and the extra week in fiscal 2017. The company believes these non-GAAP measures are useful for investors as they provide financial information on a more comparative basis for the periods presented. The twelve months ended June 3, 2017 included 53 weeks of operations as compared to a standard 52-week period. The additional week is required periodically in order to more closely align Herman Miller’s fiscal year with the calendar months.

Adjusted Earnings per Share, Adjusted EBITDA and Organic Growth (Decline) are not measurements of our financial performance under GAAP and should not be considered an alternative to the related GAAP measurement. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results.

Herman Miller, Inc. Supplemental Financial Data
Twelve Months Ended June 3, 2017
(Unaudited) ($ in millions except per share data and square footage metrics)

A. Reconciliation of Earnings per Share to Adjusted Earnings per Share

	Three Months Ended		Twelve Months Ended
	6/3/2017	5/28/2016	6/3/2017	5/28/2016
Earnings per Share - Diluted	$0.55	$0.67	$2.05	$2.26

Less: Non-recurring Gains	—	(0.09)	—	(0.09)
Less: Tax Planning Benefit not Attributable to quarter	—	(0.02)	—	—
Less: Gain on sale of dealer	—	—	(0.02)	—
Add: Restructuring and impairment expenses	0.09	—	0.13
Adjusted Earnings per Share - Diluted	$0.64	$0.56	$2.16	$2.17

Weighted Average Shares Outstanding (used for Calculating Adjusted Earnings per Share) – Diluted	60,460,171	60,623,047	60,554,589	60,529,269
B. Reconciliation of Operating Earnings to EBITDA by Segment and Total

	Three Months Ended						Three Months Ended
	6/3/17						5/28/16
	North America	ELA	Specialty	Consumer	Corporate	Total	North America	ELA	Specialty	Consumer	Corporate	Total
Operating Earnings (Loss)	$35.4	$7.6	$4.2	$2.9	$(0.3)	$49.8	$39.2	$14.6	$4.5	$(1.2)	$(0.5)	$56.6
% Net Sales	10.5%	8.2%	7.4%	3.2%	n/a	8.6%	11.8%	13.2%	7.3%	(1.5)%	n/a	9.7%

Less: Non-recurring Gains	—	—	—	—	—	—	—	(6.1)	—	—	—	(6.1)
Add: Restructuring and Impairment Expenses	8.1	0.1	—	0.6	—	8.8	—	—	—	—	—	—
Adjusted Operating Earnings (Loss)	$43.5	$7.7	$4.2	$3.5	$(0.3)	$58.6	$39.2	$8.5	$4.5	$(1.2)	$(0.5)	$50.5
% Net Sales	12.9%	8.3%	7.4%	3.9%	n/a	10.2%	11.8%	7.7%	7.3%	(1.5)%	n/a	8.7%

Other Income, net	—	—	—	—	1.0	1.0	—	—	—	—	1.2	1.2
Add: Depreciation and Amortization	8.8	2.1	2.1	2.7	0.1	15.8	6.9	2.0	1.9	2.1	0.2	13.1
Adjusted EBITDA	$52.3	$9.8	$6.3	$6.2	$0.8	$75.4	$46.1	$10.5	$6.4	$0.9	$0.9	$64.8
% Net Sales	15.5%	10.6%	11.1%	6.9%	n/a	13.1%	13.8%	9.5%	10.4%	1.2%	n/a	11.1%

	Twelve Months Ended						Twelve Months Ended
	6/3/17						5/28/16
	North America	ELA	Specialty	Consumer	Corporate	Total	North America	ELA	Specialty	Consumer	Corporate	Total
Operating Earnings (Loss)	$137.7	$30.8	$17.7	$5.3	$(0.7)	$190.8	$152.0	$35.3	$16.4	$8.1	$(0.3)	$211.5
% Net Sales	10.3%	8.0%	7.6%	1.7%	n/a	8.4%	11.4%	8.6%	7.1%	2.8%	n/a	9.3%

Less: Non-recurring Gains	—	—	—	—	—	—	—	(6.1)	—	—	—	(6.1)
Less: Gain on sale of dealer	(0.7)	—	—	—	—	(0.7)	—	—	—	—	—	—
Add: Restructuring and Impairment Expenses	10.3	1.0	0.6	0.6	—	12.5	—	—	—	—	—	—
Adjusted Operating Earnings (Loss)	$147.3	$31.8	$18.3	$5.9	$(0.7)	$202.6	$152.0	$29.2	$16.4	$8.1	$(0.3)	$205.4
% Net Sales	11.0%	8.2%	7.9%	1.9%	n/a	8.9%	11.4%	7.1%	7.1%	2.8%	n/a	9.1%

Other Income, net	—	—	—	—	2.0	2.0	—	—	—	—	0.5	0.5
Add: Depreciation and Amortization	32.0	8.8	7.5	10.2	0.4	58.9	27.9	8.5	7.4	8.6	0.6	53.0
Adjusted EBITDA	$179.3	$40.6	$25.8	$16.1	$1.7	$263.5	$179.9	$37.7	$23.8	$16.7	$0.8	$258.9
% Net Sales	13.4%	10.5%	11.1%	5.1%	n/a	11.6%	13.5%	9.1%	10.3%	5.8%	n/a	11.4%

Herman Miller, Inc. Supplemental Financial Data
Twelve Months Ended June 3, 2017
(Unaudited) ($ in millions except per share data and square footage metrics)

C. Organic Sales Growth (Decline) by Segment

	Three Months Ended					Three Months Ended
	6/3/17					5/28/16
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Net Sales, as reported	$337.8	$92.6	$56.8	$90.0	$577.2	$332.9	$110.5	$61.6	$77.6	$582.6
% change from PY	1.5%	(16.2)%	(7.8)%	16.0%	(0.9)%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(6.0)	(10.5)	—	—	(16.5)
Currency Translation Effects (1)	1.2	2.8	—	—	4.0					—
Net Sales, organic	$339.0	$95.4	$56.8	$90.0	$581.2	$326.9	$100.0	$61.6	$77.6	$566.1
% change from PY	3.7%	(4.6)%	(7.8)%	16.0%	2.7%

	Twelve Months Ended					Twelve Months Ended
	6/3/17					5/28/16
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Net Sales, as reported	$1,342.2	$385.5	$232.4	$318.1	$2,278.2	$1,331.8	$412.6	$231.8	$288.7	$2,264.9
% change from PY	0.8%	(6.6)%	0.3%	10.2%	0.6%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(8.8)	(30.8)	—	—	(39.6)
Currency Translation Effects (1)	0.7	13.9	—	—	14.6					—
Impact of Extra Week in FY17	(22.7)	(6.3)	(3.3)	(4.7)	(37.0)	—	—	—	—	—
Net sales, organic	$1,320.2	$393.1	$229.1	$313.4	$2,255.8	$1,323.0	$381.8	$231.8	$288.7	$2,225.3
% change from PY	(0.2)%	3.0%	(1.2)%	8.6%	1.4%

(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period

D. Organic Order Growth (Decline) by Segment

	Three Months Ended					Three Months Ended
	6/3/17					5/28/16
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Orders, as reported	$328.7	$89.8	$58.7	$90.9	$568.1	$358.6	$101.7	$61.7	$84.2	$606.2
% change from PY	(8.3)%	(11.7)%	(4.9)%	8.0%	(6.3)%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(8.0)	(4.7)	—	—	(12.7)
Currency Translation Effects (1)	1.1	2.1	—	0.1	3.3	—	—	—	—	—
Price Increase Pull Forward Impact	20.0	—	1.0	—	21.0	—	—	—	—	—
Orders, organic	$349.8	$91.9	$59.7	$91.0	$592.4	$350.6	$97.0	$61.7	$84.2	$593.5
% change from PY	(0.2)%	(5.3)%	(3.2)%	8.1%	(0.2)%

(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period

Herman Miller, Inc. Supplemental Financial Data
Twelve Months Ended June 3, 2017
(Unaudited) ($ in millions except per share data and square footage metrics)

	Twelve Months Ended					Twelve Months Ended
	6/3/17					5/28/16
	North America	ELA	Specialty	Consumer	Total	North America	ELA	Specialty	Consumer	Total
Orders, as reported	$1,347.6	$384.9	$232.0	$318.4	$2,282.9	$1,336.1	$417.1	$234.8	$291.7	$2,279.7
% change from PY	0.9%	(7.7)%	(1.2)%	9.2%	0.1%

Proforma Adjustments
Dealer Divestitures	—	—	—	—	—	(12.7)	(32.8)	—	—	(45.5)
Currency Translation Effects (1)	0.1	8.6	—	—	8.7	—	—	—	—	—
Impact of Extra Week in FY17	(21.0)	(8.1)	(3.8)	(4.0)	(36.9)	—	—	—	—	—
Orders, organic	$1,326.7	$385.4	$228.2	$314.4	$2,254.7	$1,323.4	$384.3	$234.8	$291.7	$2,234.2
% change from PY	0.2%	0.3%	(2.8)%	7.8%	0.9%

(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period

E. Design Within Reach Studio Metrics
	Studio Count
	Three Months Ended		Twelve Months Ended
	June 3, 2017	May 28, 2016	June 3, 2017	May 28, 2016
Beginning of Period	31	30	29	33
Studio Openings	1	1	8	2
Studio Closings	(1)	(2)	(6)	(6)
End of Period	31	29	31	29
Comparable Studios, End of Period	23	28	23	28
Number of Studios Open Less than 12 Months, End of Period	8	1	8	1

	Studio Selling Square Footage
	Three Months Ended		Twelve Months Ended
	June 3, 2017	May 28, 2016	June 3, 2017	May 28, 2016
Beginning of Period	308,189	251,795	246,481	248,440
Studio Openings	13,267	4,050	100,551	19,165
Studio Expansions	—	—	—	3,906
Studio Closings	(4,000)	(9,364)	(29,576)	(25,030)
End of Period	317,456	246,481	317,456	246,481

	Studio Revenue Metrics
	Three Months Ended		Twelve Months Ended
	June 3, 2017	May 28, 2016	June 3, 2017	May 28, 2016
Average Studio Square Footage	312,823	249,138	281,969	247,461
Annualized Net Sales per Square Foot	$632	$709	$610	$655
DWR Comparable Brand Sales*	18.6%	(1.9)%	9.5%	(0.4)%

*Year to date fiscal 2017 figures are presented on a pro forma basis using a 52-week average to normalize results for the impact of an extra week of operations in the first quarter of fiscal 2017. DWR comparable brand sales reflects the year-over-year change in net sales across the multiple channels that DWR serves, including studios, outlets, contract, catalog, phone and e-commerce.

Note: Consumer segment sales also include sales through eCommerce, outlet store, call center and wholesale channels.

Herman Miller, Inc. Supplemental Financial Data
Twelve Months Ended June 3, 2017
(Unaudited) ($ in millions except per share data and square footage metrics)

F. New and Expanded Design Within Reach Locations

Atlanta, Georgia

Opened: April 2017
Square Footage: 15,000

G. Sales and Earnings Guidance - Upcoming Quarter	Company Guidance
Q1 Fiscal 2018
Net Sales	$570 million to $590 million
Gross Margin %	37.5% - 38.5%
Operating Expenses	$166 million to $170 million
Effective Tax Rate	30.5% - 32.5%
Earnings Per Share, Diluted	$0.55 to $0.59

Herman Miller, Inc. Supplemental Financial Data
Twelve Months Ended June 3, 2017
(Unaudited) ($ in millions except per share data and square footage metrics)

Forward Looking Statements

This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, the success of our growth strategy, employment and general economic conditions, the pace of economic recovery in the U.S and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, our ability to expand globally given the risks associated with regulatory and legal compliance challenges and accompanying currency fluctuations, the ability to increase prices to absorb the additional costs of raw materials, the financial strength of our dealers and the financial strength of our customers, our ability to locate new DWR studios, negotiate favorable lease terms for new and existing locations and the implementation of our studio portfolio transformation, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly-introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, the pace and level of government procurement, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc., undertakes no obligation to update, amend or clarify forward-looking statements.